Exhibit 10.1
MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
This MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT is made and entered into as of April 1, 1998 (the “Agreement”), between COUNTRYWIDE HOME LOANS, INC., a New York corporation, having an address at 4500 Park Granada, Calabasas, California 91302 (“Countrywide”), and RWT HOLDINGS, INC., having an address at 591 Redwood Highway, Suite 3140, Mill Valley, California 94941 (“Purchaser”).
R E C I T A L S
Purchaser has agreed to purchase from Countrywide and Countrywide has agreed to sell to Purchaser all of Countrywide’s right, title and interest, excluding servicing rights, in and to those certain mortgage loans identified in a Purchase Confirmation (as defined below) executed by Countrywide and Purchaser. This Agreement is intended to set forth the terms and conditions by which Countrywide shall transfer and Purchaser shall acquire such mortgage loans and by which Countrywide will service the mortgage loans.
In consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
               Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such term.
               Adjustable Rate Mortgage Loan: Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.
               Agency: Either FNMA or FHLMC.
               Agreement: This Mortgage Loan Purchase and Servicing Agreement including all amendments hereof and supplements hereto.
               Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal made in connection with the origination of a Mortgage Loan or the sale price of the related Mortgaged Property if the proceeds of such Mortgage Loan were used to purchase such Mortgaged Property, whichever is less.
               Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Purchaser.
               Balloon Mortgage Loan: Any Mortgage Loan wherein the Mortgage Note matures prior to full amortization and requires a final and accelerated payment of principal.
               Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California are authorized or obligated by law or executive order to be closed.
               Cash Liquidation: Recovery of all cash proceeds by Countrywide with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all PMI Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which Countrywide deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.
               Closing: The consummation of the sale and purchase of each Mortgage Loan Package.
               Closing Date: The date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Loan Package is consummated, as set forth in the Trade Confirmation and Purchase Confirmation.
               Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit A hereto.
               Collateral File: With respect to each Mortgage Loan, a file containing each of the Collateral Documents.
               Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.
               Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan that contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.
               Countrywide: Countrywide Home Loans, Inc., or any successor or assign to Countrywide under this Agreement as provided herein.
               Credit File: The file retained by Countrywide that includes the mortgage loan documents pertaining to a Mortgage Loan as set forth in Exhibit C including copies of the Collateral Documents together with the credit documentation relating to the origination of such Mortgage Loan, which Credit File may be maintained by Countrywide on microfilm or any other comparable medium.
               Custodial Account: The account or accounts created and maintained pursuant to Section 4.04, each of which shall be an Eligible Account.
               Custodian: The custodian appointed by Purchaser, or its successor in interest or assigns.
               Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as may be set forth in the related Trade Confirmation and/or Purchase Confirmation.
               Cut-off Date Balance: The aggregate scheduled unpaid principal balance of the Mortgage Loans in a Mortgage Loan Package as of the Cut-off Date, after application of (i) scheduled payments of principal due on such Mortgage Loans on or before such Cut-off Date, whether or not collected, and (ii) any Principal Prepayments received from the Mortgagor prior to the date on which the Mortgage Loan Schedule is prepared.
               Determination Date: The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately following such 15th day.
               Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
               Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.
               Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor’s, a division of McGraw-Hill companies, in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are fully insured by the FDIC, or (iii) maintained with an institution and in a manner acceptable to an Agency.

               Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06, each of which shall be an Eligible Account.
               Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.
               Event of Default: Any one of the conditions or circumstances enumerated in Section 7.01.
               FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
               FHA: The Federal Housing Administration.
               FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.
               Fidelity Bond: A fidelity bond to be maintained by Countrywide pursuant to Section 4.12 .
               Fixed Rate Mortgage Loan: Any Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.
               FNMA: The Federal National Mortgage Association or any successor organization.
               Funding Deadline: With respect to each Closing Date, one o’clock p.m. (1:00 p.m.) New York time, or such other time mutually agreed to by Purchaser and Countrywide.
               Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.
               HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.
               Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.
               Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.
               Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted, as set forth in the related Mortgage Note and Mortgage Loan Schedule.
               Liquidation Proceeds: Amounts, other than PMI Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by Countrywide in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13 .
               LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the Stated Principal Balance (or the original principal balance, if so indicated) of such Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.
               LPMI Fee: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by Countrywide to pay the premium due on the PMI Policy with respect to such LPMI Loan.

               LPMI Loan: Any Mortgage Loan with respect to which Countrywide is responsible for paying the premium due on the related PMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.
               Monthly Advance: The advances made or required to be made by Countrywide on any Remittance Date pursuant to Section 5.03.
               Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.
               Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien upon a leasehold estate of the Mortgagor, as the case may be.
               Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.
               Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the related Mortgage Loan Schedule, which mortgage loan includes the Credit File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds (if applicable), Other Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding the servicing rights relating thereto. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loans constituting a Mortgage Loan Package.
               Mortgage Loan Package: The Mortgage Loans sold to Purchaser pursuant to a Purchase Confirmation.
               Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and the LPMI Fee, if applicable.
               Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, which schedule shall include, the following information with respect to each Mortgage Loan: (1) Countrywide’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of residential units constituting the Mortgaged Property (i.e., detached single family, two-to-four-family, condominium units, etc.); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Appraised Value of the Mortgaged Property and the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the initial Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the original principal amount of the Mortgage Loan; (12) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (13) with respect to any Adjustable Rate Mortgage Loans, the Interest Adjustment Date; (14) with respect to any Adjustable Rate Mortgage Loans, the Gross Margin; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) with respect to any Adjustable Rate Mortgage Loans, the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (17) with respect to any Adjustable Rate Mortgage Loans, the Periodic Rate Cap; (18) the Servicing Fee Rate; (19) a code indicating the documentation style (i.e., full, alternative, reduced or streamlined); (20) the Pool Insurance Certificate number if applicable; (21) a code indicating whether the Mortgage Loan is secured by the Mortgagor’s primary residence; and (22) the pay-to date. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

               Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
               Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.
               Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.
               Mortgagor: The obligor on a Mortgage Note.
               Officer’s Certificate: A certificate signed by the Chairman or Vice Chairman of the Board of Directors of Countrywide or a president, vice president, treasurer, secretary, assistant treasurer, or assistant secretary of Countrywide.
               Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to Purchaser.
               Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the PMI Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that Countrywide would follow in servicing mortgage loans held for its own account.
               Payment Adjustment Date: As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.
               Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.
               Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
               Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (at the Mortgage Loan Remittance Rate) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.
               PMI Policy: A policy of private mortgage guaranty insurance relating to a Mortgage Loan and issued by a Qualified Insurer.
               PMI Proceeds: Proceeds of any PMI Policy.
               Preliminary Mortgage Loan Package: The mortgage loans identified or described in a Trade Confirmation, which, subject to Purchaser’s due diligence as contemplated in Section 2.01, are intended to be sold under this Agreement as a Mortgage Loan Package.
               Preliminary Mortgage Loans: The mortgage loans constituting a Preliminary Mortgage Loan Package.
               Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon (unless the Purchase Confirmation provides otherwise), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
               Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.
               Purchase Proceeds: The amount paid on the related Closing Date by Purchaser to Countrywide in exchange for the Mortgage Loan Package purchased on such Closing Date as set forth in the applicable Trade Confirmation and Purchase Confirmation.
               Purchase Confirmation: The letter agreement, substantially in the form of Exhibit B hereto, executed by Countrywide and Purchaser in connection with the purchase and sale of each Mortgage Loan Package, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the purchase price for such Mortgage Loans, the Closing Date and the Servicing Fee Rate.
               Purchaser: The Person identified as the “Purchaser” in the preamble to this Agreement or its successor in interest or any successor or assign to Purchaser under this Agreement as herein provided. Any reference to “Purchaser” as used herein shall be deemed to include any designee of Purchaser.
               Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, which insurer is approved in such capacity by an Agency and whose claims paying ability is rated in the two highest rating categories by any Rating Agency with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.
               Qualified Substitute Mortgage Loan: A mortgage loan that must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or if more than one (1) mortgage loan is being substituted, an aggregate principal balance), not in excess of the unpaid principal balance of the repurchased Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by Countrywide in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the repurchased Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, the maturity date of the repurchased Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 3.02 hereof; (v) shall be the same type of Mortgage Loan (i.e., a Convertible Mortgage Loan or a Fixed Rate Mortgage Loan).
               Rating Agency: Duff & Phelps, Fitch, Moody’s or Standard & Poor’s, or their respective successors.
               Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.
               REO Account: The account created and maintained pursuant to Section 4.13, which account shall be an Eligible Account.
               REO Disposition: The final sale by Countrywide of any REO Property or the transfer of the management of such REO Property to Purchaser as set forth in Section 4.13.
               REO Property: A Mortgaged Property acquired by Countrywide on behalf of Purchaser as described in Section 4.13.
               Repurchase Price: If a Mortgage Loan is required to be repurchased as a result of a breach of a warranty or representation and such repurchase occurs within eighteen (18) months of the related Closing Date, with respect to such Mortgage Loan, a price equal to the sum of (a) the product of (i) the Stated Principal Balance of the Mortgage Loan at the time of repurchase, and (ii) the purchase price percentage (as indicated in the related Transaction Documents) plus (b) interest on such Stated Principal

Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase. If a Mortgage Loan is required to be repurchased as a result of a breach of a warranty or representation and such repurchase occurs more than eighteen (18) months after the related Closing Date or if a Mortgage Loan must be repurchased at any time for any reason other than a breach of a warranty or representation, with respect to such Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.
               Segment(s): The subset(s) of Preliminary Mortgage Loans in a Preliminary Mortgage Loan Package identified in the related Trade Confirmation or Mortgage Loans in the Mortgage Loan Package identified in the related Purchase Confirmation, that has unique characteristics and thus may be referred to separate and apart from other Preliminary Mortgage Loans or Mortgage Loans, respectively. References to a Segment(s) shall typically be accompanied by an additional identifier, i.e., Segment A, which shall also be identified in the related Trade Confirmation or Purchase Confirmation, as applicable.
               Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by Countrywide of its servicing obligations, including the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, and (iv) compliance with the obligations under this Agreement including Section 4.09.
               Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee Purchaser shall pay to Countrywide, which shall, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by Countrywide, or as otherwise provided herein. Subject to the foregoing, and with respect to each Mortgage Loan, Countrywide shall be entitled to receive its Servicing Fee through the disposition of any related REO Property and the Servicing Fee payable with respect to any REO Property shall be based on the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure.
               Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation and/or the Purchase Confirmation.
               Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.
               Trade Confirmation: A letter agreement executed by Countrywide and Purchaser prior to the applicable Closing Date confirming the terms of a prospective purchase and sale of a Mortgage Loan Package.
               Transaction Documents: The Trade Confirmation, the Purchase Confirmation and this Agreement.
               Updated LTV: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property.

ARTICLE II
PRE-CLOSING AND CLOSING PROCEDURES
               Section 2.01 Due Diligence by Purchaser.
                    (a) Review of Credit File. Prior to the Closing Date, Countrywide shall make available to Purchaser the Credit File for each Preliminary Mortgage Loan in the related Preliminary Mortgage Loan Package. Purchaser shall have the right to review the Credit File for each such Preliminary Mortgage Loan, at Countrywide’s offices or such other location agreed upon by Purchaser and Countrywide, for the purpose of determining whether each Preliminary Mortgage Loan conforms in all material respects to the applicable terms contained in the Transaction Documents, which determination shall be made in Purchaser’s reasonable and good faith discretion. In the event that Purchaser rejects any Preliminary Mortgage Loan based on such review, Countrywide shall have the right, in its sole discretion, to substitute replacement Preliminary Mortgage Loans satisfying the requirements set forth above, and Purchaser shall have the right to review any such replacement Preliminary Mortgage Loan(s) in the manner contemplated above. Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the results thereof to Countrywide, within the time and in the manner necessary to permit Countrywide to rebut or cure any Preliminary Mortgage Loan or to substitute replacement Preliminary Mortgage Loans as permitted herein.
                    (b) Rejection of Preliminary Mortgage Loans. Without limiting the generality of the foregoing, in the event that Purchaser rejects Preliminary Mortgage Loans (i) comprising more than 10% of the related Preliminary Mortgage Loan Package (as measured by unpaid principal balance), or (ii) for reasons other than as permitted under the Agreement or the Trade Confirmation, Countrywide may, in its sole discretion, rescind its offer to sell any of the Preliminary Mortgage Loans relating thereto to Purchaser and Countrywide shall have no liability therefor.
               Section 2.02 Identification of Mortgage Loan Package. At least three (3) Business Days prior to the Closing Date, Purchaser shall identify those Preliminary Mortgage Loans that Purchaser intends to be included in the Mortgage Loan Package.
               Section 2.03 Post-Closing Due Diligence. In the event that Purchaser fails to complete its due diligence, as contemplated in Section 2.01, with respect to any Preliminary Mortgage Loan, Purchaser may nonetheless elect to purchase such Mortgage Loan, and if Purchaser provides notice to Countrywide of such Mortgage Loan and such Mortgage Loan is identified as such in the Purchase Confirmation (as used therein, the “Pending Mortgage Loans”), Purchaser shall have the right to review the related Credit File for such Mortgage Loan within ten (10) Business Days after the Closing Date and, based on such review and within such ten (10) day period, request that Countrywide repurchase any Pending Mortgage Loan that Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Transaction Documents. Countrywide shall have ten (10) Business Days from the date of its receipt of such request to either (a) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan (as calculated under the related Transaction Documents, as applicable) plus accrued and unpaid interest, or (b) provide evidence reasonably satisfactory to Purchaser that such Mortgage Loan does in fact conform to the terms of the Transaction Documents, as applicable. In the event that Countrywide must repurchase any Mortgage Loan in accordance with this Section 2.03, Countrywide may, at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Transaction Documents. The rights and remedies set forth in this Section 2.03 are in addition to those set forth in Section 3.03.
               Section 2.04 Credit Document Deficiencies Identified During Due Diligence. If, with respect to a Mortgage Loan Package, the related Purchase Confirmation identifies any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the “Missing Credit Documents”), Countrywide agrees to procure each such Missing Credit Document within sixty (60) days following the related Closing Date. In the event that, notwithstanding its reasonable best efforts, Countrywide shall fail to deliver any Missing Credit Document to Purchaser within the time specified above, Countrywide shall indemnify Purchaser against all losses arising directly from the failure of Countrywide to obtain any such Missing Credit Document.

               Section 2.05 Delivery of Collateral Files.
                    (a) Custodial Agreement. Countrywide shall, on or before three (3) Business Days prior to the related Closing Date, deliver and release to the Custodian the Collateral File for each Mortgage Loan in the Mortgage Loan Package. Purchaser shall pay all fees and expenses of the Custodian; provided, however, that Purchaser shall not be responsible for any transfer or exit fees payable to Countrywide’s custodian.
                    (b) Missing Collateral Documents. In the event that any of the original Collateral Documents set forth in clauses (3) through (7) of Exhibit A hereto have not been delivered to the Custodian (each, a “Missing Collateral Document”), then Countrywide shall have (i) with respect to any Missing Collateral Document sent for recording, twelve (12) months from the related Closing Date, or (ii) with respect to all other Missing Collateral Documents, ninety (90) days from the Closing Date, to deliver to Purchaser such Missing Collateral Documents. Notwithstanding the foregoing, Countrywide shall not be deemed to be in breach of this Agreement if its failure to deliver to Purchaser any Missing Collateral Document within the time specified above is due solely to (i) the failure of the applicable recorder’s office to return a Missing Collateral Document that was sent for recording or (ii) the failure of the title insurer to issue and deliver the original mortgagee title policy, except where such refusal to issue the policy is based on a claim that the title insurer is under no obligation to issue such policy; provided, however, that if Countrywide fails to deliver any Missing Collateral Document for the foregoing reasons, upon Purchaser’s written request, Countrywide shall deliver to Purchaser a recording receipt of such recording office or if such recording receipt is not available, an Officer’s Certificate confirming that such document has been accepted for recording.
                    (c) Other Documents. Countrywide shall forward to the Custodian in a timely manner any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement upon execution thereof; provided, however, that Countrywide shall provide the Custodian with a certified true copy of any such document submitted for recordation, and shall provide the original of such document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly following it receipt of same.
               Section 2.06 Purchase Confirmation. Upon confirmation with Purchaser of a Mortgage Loan Package, Countrywide shall prepare and deliver to Purchaser for execution the related Purchase Confirmation, executed by an authorized signatory of Countrywide.
               Section 2.07 Closing. The Closing of each Mortgage Loan Package shall take place on the related Closing Date. The Closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree. The Closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to the satisfaction of each of the following conditions:
                    (a) All of the representations and warranties of Countrywide under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;
                    (b) All of the representations and warranties of Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;
                    (c) Purchaser or its attorneys shall have received in escrow all Closing Documents as specified in Section 2.08 of this Agreement;
                    (d) At least three (3) Business Days prior to the related Closing Date, Countrywide shall deliver to Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information necessary to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest) and prepare a Mortgage Loan Schedule;

                    (e) Countrywide shall have delivered and released to the Custodian all documents required to be delivered pursuant to Section 2.05 of this Agreement, subject to the exceptions set forth therein; and
                    (f) Both parties shall have executed the related Purchase Confirmation.
               Section 2.08 Closing Documents. The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:
                    (a) The Purchase Confirmation; and
                    (b) The related Mortgage Loan Schedule
               Section 2.09 Payment of the Purchase Proceeds. Subject to the conditions set forth in Section 2.07, and in consideration for the Mortgage Loan Package to be purchased by Purchaser on the related Closing Date, Purchaser shall pay to Countrywide on such Closing Date the Purchase Proceeds by wire transfer of immediately available funds to the account designated by Countrywide on or before the Funding Deadline.
               Section 2.10 Entitlement to Payments on the Mortgage Loans. With respect to any Mortgage Loan purchased hereunder, Purchaser shall be entitled to (a) all scheduled principal due after the related Cut-off Date; (b) all other recoveries of principal collected after the related Cut-off Date, except for (i) recoveries of principal collected after the Cut-off Date and prior to the Closing Date that are reflected in the Mortgage Loan Schedule, and (ii) all scheduled payments of principal due on or before the related Cut-off Date; and (c) all payments of interest on such Mortgage Loan net of interest at the Servicing Fee Rate and the LPMI Fee, if applicable (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date).
               Section 2.11 Payment of Costs and Expenses. Purchaser and Countrywide shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, brokers, the legal fees and expenses of its attorneys and any due diligence expenses. Without limiting the generality of the foregoing, any costs and expenses incurred in connection with recording the Assignment of Mortgage or any subsequent assignment thereof shall be paid for by Purchaser.
ARTICLE III
REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH
               Section 3.01 Representations and Warranties Respecting Countrywide. Countrywide represents, warrants and covenants to Purchaser that, as of each Closing Date:
                    (a) Organization and Standing. Countrywide is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified and licensed to transact business in and is in good standing under the laws of each state where each Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;
                    (b) Due Authority. Countrywide has the full power and authority to (i) perform and enter into and consummate all transactions contemplated by this Agreement and (ii) to sell each Mortgage Loan;
                    (c) No Conflict. Neither the acquisition or origination of the Mortgage Loans by Countrywide, the sale of the Mortgage Loans to Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Countrywide’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which Countrywide is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Countrywide or its property is subject;
                    (d) Approved Seller. Countrywide is an approved seller/servicer for each Agency in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including a change in insurance coverage, which would make Countrywide unable to comply with FNMA, FHLMC or HUD eligibility requirements;
                    (e) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to Countrywide’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Countrywide would materially and adversely affect the sale of the Mortgage Loans to Purchaser, the ability of Countrywide to service the Mortgage Loans hereunder in accordance with the terms hereof, or Countrywide’s ability to perform its obligations under this Agreement;
                    (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide, of or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date; and
                    (g) Ability to Perform. Countrywide does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.
               Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans. With respect to each Mortgage Loan (unless otherwise specified below), Countrywide represents and warrants to Purchaser as of the related Closing Date that:
                    (a) Mortgage Loan Schedule. The information contained in the Mortgage Loan Schedule is complete, true and correct in all material respects;
                    (b) No Delinquencies or Advances. All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; Countrywide has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no delinquency of thirty (30) days or more in any payment by the Mortgagor thereunder during the last twelve (12) months;
                    (c) Taxes, Assessments, Insurance Premiums and Other Charges. Countrywide has no knowledge of any delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;
                    (d) No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been or will be recorded, if necessary to protect the interests of Purchaser, and that have been or will be delivered to Purchaser, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Collateral File and the terms of which are reflected in the Mortgage Loan Schedule if executed prior to the Closing Date;
                    (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;
                    (f) Hazard and Flood Insurance. All buildings upon the Mortgaged Property are insured by an insurer acceptable to an Agency against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming Countrywide, its successors and assigns as mortgagee, and all premiums thereon have been paid. If, upon the origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy that meets the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) and conforms to the requirements of an Agency is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s expense and, upon the failure of the Mortgagor to do so, the holder of the Mortgage is authorized to maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefor from the Mortgagor;
                    (g) Compliance with Applicable Law. Each Mortgage Loan at the time of origination complied in all material respects with applicable state and federal laws including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan;
                    (h) No Release of Mortgage. The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;
                    (i) Enforceability of Mortgage Documents. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;
                    (j) Validity of Mortgage. The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, subject only to (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and that do not adversely affect the Appraised Value (as evidenced by an appraisal referred to in such definition) of the Mortgaged Property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;
                    (k) Binding Obligation. The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;
                    (l) Legal Capacity. To the best of Countrywide’s knowledge after reasonable inquiry and investigation, all parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;
                    (m) Disbursements of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                    (n) Sole Owner. Countrywide is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Countrywide has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related Mortgage Loan Schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the terms of this Agreement;
                    (o) Interested Parties. To the best of Countrywide’s knowledge after reasonable inquiry and investigation, all parties that have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgage Property is located, and (b)(i) organized under the laws of such state,
                    (p) Title Insurance. Each Mortgage Loan secured by a first priority Mortgage is covered by an ALTA lender’s title insurance policy acceptable to an Agency, issued by a title insurer acceptable to an Agency and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in Section 3.02(j)(i), (ii) and (iii) above) Countrywide, its successors and assigns as to the first priority lien of the Mortgage, as applicable. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Countrywide is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Countrywide, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;
                    (q) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Countrywide has not waived any default, breach, violation or event of acceleration;
                    (r) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
                    (s) Improvements. To the best of Countrywide’s knowledge after reasonable inquiry and investigation, all improvements which were considered in determining the Appraised Value of the related Mortgage Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;
                    (t) The Mortgage Loan was originated by Countrywide or by a FNMA approved or FHLMC approved mortgage banker (which mortgage banker is a mortgagee approved by HUD), or savings and loan association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a federal or state authority, or by another mortgagee approved by the Secretary of HUD.
                    (u) Origination and Collection Practices. The origination and collection practices used by Countrywide with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, Countrywide and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due Countrywide have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;
                    (v) No Condemnation or Damage. To the best of Countrywide’s knowledge, the Mortgaged Property is free of material damage and waste by fire, earthquake or earth movement,

windstorm, flood, tornado, or other casualty and there is no proceeding pending for the total or partial condemnation thereof;
                    (w) Customary and Enforceable Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby including (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified Countrywide and Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;
                    (x) Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.02(i) above;
                    (y) Appraisal. Unless the Mortgage Loan was underwritten pursuant to one of Countrywide’s streamline documentation programs, the Credit File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser who meets the minimum requisite qualifications of an Agency for appraisers, duly appointed by the originator, that had no interest, direct or indirect in the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to an Agency, with such riders as are acceptable to such Agency;
                    (z) Trustee for Deed of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;
                    (aa) Private Mortgage Insurance. Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a PMI Policy, which provides coverage in an amount at least equal to that which would be required by FNMA. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith or, in the case of a lender paid mortgage insurance policy, the premiums and charges are included in the Mortgage Interest Rate for the Mortgage Loan;
                    (bb) Lawfully Occupied. To the best of Countrywide’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. To the best of Countrywide’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same including certificates of occupancy, have been made or obtained from the appropriate authorities;
                    (cc) No Action Resulting in Exclusion of Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Countrywide on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Countrywide, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

                    (dd) Assignment of Mortgage. Except for the absence of recording information, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;
                    (ee) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; and
                    (ff) Form of Mortgage Note and Mortgage. The Mortgage Note and Mortgage are on forms acceptable to an Agency;
                    (gg) Mortgaged Property. The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or an individual residential condominium unit, or a 2-4 family dwelling or an individual residential unit in a planned unit development as defined by FNMA, none of which is a mobile home or a manufactured dwelling;
                    (hh) Relevant Circumstances. Countrywide has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor of the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;
                    (ii) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan;
                    (jj) Buydown Provisions. No Mortgage Loan contains a permanent “buydown” provision. No Adjustable Rate Mortgage Loan contains a temporary “buydown” provision. With respect to any Fixed Rate Mortgage Loan which contains a temporary “buydown” provision, the value of such buydown funds does not exceed 6% of the Appraised Value of the Mortgaged Property securing such Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;
                    (kk) Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified Countrywide and Countrywide has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;
                    (ll) Disclosure Statements. With respect to an Adjustable Rate Mortgage Loan, the Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of an Adjustable Rate Mortgage Loan. Countrywide shall maintain all such statements in the Credit File;
                    (mm) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property;
                    (nn) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;
                    (oo) Condominiums and Planned Unit Developments. With respect to each Mortgage Loan eligible for sale to FNMA or FHLMC, if the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements for FNMA or FHLMC; and
                    (pp) Leasehold Estates. Each Mortgage Loan that is secured by a leasehold interest conforms to the FNMA requirements for mortgage loans secured by leasehold estates.

               Section 3.03 Remedies for Breach of Representations and Warranties.
                    (a) Notice of Breach. The representations and warranties set forth in Sections 3.01 and 3.02 of this Agreement and in the related Purchase Confirmation shall survive the sale of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Collateral Documents or Credit File. With respect to the representations and warranties contained in Section 3.02 that are made to the best of Countrywide’s knowledge after reasonable inquiry and investigation, if it is discovered by either Countrywide or Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including, without limitation, the repurchase requirements contained herein, notwithstanding Countrywide’s lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made. Upon discovery by either Countrywide or Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of one or more of the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the other.
     (b) Cure. Within sixty (60) days from the earlier of either discovery by or notice to Countrywide of a breach of a representation or warranty that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Countrywide shall use its best efforts to cure such breach in all material respects, and, if such breach cannot be cured, Countrywide shall, at Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Countrywide of such breach, all of the Mortgage Loans shall, at Purchaser’s option, be repurchased by Countrywide at the Repurchase Price.
     (c) Repurchase. If the breach shall involve a representation or warranty set forth in Section 3.02, Countrywide may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If Countrywide has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution. At the time of repurchase or substitution, Purchaser and Countrywide shall arrange for the reassignment of such Mortgage Loan and release of the related Collateral File to Countrywide and the delivery to Countrywide of any documents held by Purchaser or its designee relating to such Mortgage Loan. In the event Countrywide determines to substitute a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall, simultaneously with such reassignment, give written notice to Purchaser that substitution has taken place and identify the Qualified Substitute Mortgage Loan(s). In connection with any such substitution, Countrywide shall be deemed to have made as to such Qualified Substitute Mortgage Loan(s) the representations and warranties except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. Countrywide shall effect such substitution by delivering to Purchaser the Collateral Documents for such Qualified Substitute Mortgage Loan(s). Countrywide shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan(s) in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by Countrywide. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any repurchased Mortgage Loan in the month of substitution, and Countrywide shall thereafter be entitled to retain all amounts subsequently received by Countrywide in respect of such repurchased Mortgage Loan.
               For any month in which Countrywide substitutes a Qualified Substitute Mortgage Loan for a repurchased Mortgage Loan, Countrywide shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all repurchased Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by

Countrywide in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, Countrywide shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.
                    (d) Indemnification. In addition to its repurchase and substitution obligations, Countrywide shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Countrywide’s representations and warranties contained in Sections 3.01 and 3.02 that materially and adversely affects the value of one or more of the Mortgage Loans. The obligations of Countrywide set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Section 3.03 constitute the sole remedies of Purchaser with respect to a breach of the foregoing representations and warranties.
                    (e) Accrual of Cause of Action. Any cause of action against Countrywide relating to or arising out of the breach of any representations and warranties made in Sections 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by Purchaser or notice thereof by Countrywide to Purchaser, (ii) failure by Countrywide to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon Countrywide by Purchaser for compliance with the relevant provisions of this Agreement.
               Section 3.04 Repurchase of Convertible Mortgage Loans. In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, Countrywide shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect at a price equal to 100% of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus accrued interest thereon through the last day of the month of repurchase at the Mortgage Loan Remittance Rate; provided, however, no interest shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by deposit in the Custodial Account of the amount of said repurchase price for distribution to Purchaser on the next scheduled Remittance Date.
               Section 3.05 Representations and Warranties Respecting Purchaser. Purchaser represents, warrants and covenants to Countrywide that, as of each Closing Date:
                    (a) Organization and Standing. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification;
                    (b) Due Authority. Purchaser has the full power and authority to perform, and to enter into and consummate, all transactions contemplated by this Agreement; Purchaser has the full power and authority to purchase and hold each Mortgage Loan;
                    (c) No Conflict. Neither the acquisition of the Mortgage Loans by Purchaser pursuant to this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser’s charter or by-laws or result in a material breach of any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which Purchaser or its property is subject;
                    (d) No Pending Litigation. There is no action, suit, proceeding, investigation or litigation pending or, to the Purchaser’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to Purchaser would adversely affect the purchase of the Mortgage Loans by Purchaser hereunder, or Purchaser’s ability to perform its obligations under this Agreement; and

                    (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement (including, but not limited to, any approval from HUD), or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.
ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
               Section 4.01 Countrywide to Act as Servicer. Countrywide, as independent contract servicer, shall service and administer Mortgage Loans sold pursuant to this Agreement in accordance with the terms of this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things, in connection with such servicing and administration, that Countrywide may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, Countrywide shall employ procedures in accordance with the customary and usual standards of practice of prudent mortgage servicers.
               In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Purchaser; provided, however, that Countrywide shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without Purchaser’s consent. Countrywide may permit forbearance or allow for suspension of Monthly Payments for up to one hundred and eighty (180) days if the Mortgagor is in default or Countrywide determines in its reasonable discretion, that default is imminent and if Countrywide determines that granting such forbearance or suspension is in the best interest of Purchaser. If any modification, forbearance or suspension permitted hereunder allows the deferral of interest or principal payments on any Mortgage Loan, Countrywide shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, Countrywide shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Countrywide, Purchaser shall furnish Countrywide with any powers of attorney and other documents necessary or appropriate to enable Countrywide to carry out its servicing and administrative duties under this Agreement.
               Section 4.02 Collection of Mortgage Loan Payments. Countrywide shall make reasonable efforts, in accordance with the customary and usual standards of practice of prudent mortgage servicers, to collect all payments due under each Mortgage Loan to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related PMI Policy, MIC or LGC, and applicable law.
               Section 4.03 Realization Upon Defaulted Mortgage Loans.
                    (a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.
                    (b) Option to Purchase. Countrywide, in its sole discretion, shall have the right to purchase for its own account any Mortgage Loan that is ninety-one (91) days or more delinquent at a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) accrued interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to Purchaser to the date of purchase; provided, however, that Countrywide shall not be entitled to exercise such purchase if the delinquency is caused directly or indirectly by an act or omission of Countrywide which would constitute a breach or violation of its obligations hereunder. Any such purchase by Countrywide shall be accomplished by depositing in the Custodial Account the amount of the purchase price stated in the preceding sentence, after deducting therefrom any amounts received in respect of such purchased Mortgage Loan and being held in the Custodial Account for future distribution.
               Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts. Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts. Countrywide shall provide Purchaser with written evidence of the creation of such Custodial Account(s) upon the request of Purchaser.
               Countrywide shall deposit in the Custodial Account on a daily basis, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:
                    (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;
                    (b) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;
                    (c) all proceeds from a Cash Liquidation;
                    (d) all PMI Proceeds and Other Insurance Proceeds, including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;
                    (e) all Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with Countrywide’s normal servicing procedures, the loan documents or applicable law;
                    (f) all Monthly Advances;
                    (g) all proceeds of any Mortgage Loan repurchased in accordance with Section 3.03 or 3.04, and any amount required to be deposited by Countrywide in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the repurchased Mortgage Loans as required pursuant to Section 3.03;

                    (h) any amounts required to be deposited by Countrywide pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor);
                    (i) the Prepayment Interest Shortfall Amount, if any, for the month of distribution (such deposit shall be made from Countrywide’s own funds, without reimbursement therefor up to a maximum amount per month equal to the aggregate Servicing Fee actually received for such month for the Mortgage Loans); and
                    (j) any amounts required to be deposited by Countrywide in connection with any REO Property pursuant to Section 4.13.
                    The foregoing requirements for deposit in the Custodial Account are exclusive. Purchaser understands and agrees that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties and assumption fees (to the extent permitted by Section 4.16) need not be deposited by Countrywide in the Custodial Account. Any interest paid by the depository institution on funds deposited in the Custodial Account shall accrue to the benefit of Countrywide and Countrywide shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(d).
               Section 4.05 Permitted Withdrawals From the Custodial Account. Countrywide may, from time to time, withdraw funds from the Custodial Account for the following purposes:
                    (a) to make payments to Purchaser in the amounts and in the manner provided for in Section 5.01;
                    (b) to reimburse itself for Monthly Advances (Countrywide’s reimbursement for Monthly Advances shall be limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers’ and Sailors’ Civil Relief Act of 1940) which represent Late Collections, net of the related Servicing Fee and LPMI Fee, if applicable. Countrywide’s right to reimbursement hereunder shall be prior to the rights of Purchaser, except that, where Countrywide is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 3.04, Countrywide’s right to such reimbursement shall be subsequent to the payment to Purchaser of the repurchase price and all other amounts required to be paid to Purchaser with respect to such Mortgage Loans. Notwithstanding the foregoing, Countrywide may reimburse itself for Monthly Advances from any funds in the Custodial Account if it has determined that such funds are nonrecoverable advances or if all funds, with respect to the related Mortgage Loan, have previously been remitted to Purchaser);
                    (c) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees (Countrywide’s reimbursement for Servicing Advances and/or Servicing Fees hereunder with respect to any Mortgage Loan shall be limited to proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, PMI Proceeds and Other Insurance Proceeds; provided, however, that Countrywide may reimburse itself for Servicing Advances and Servicing Fees from any funds in the Custodial Account if all funds, with respect to the related Mortgage Loan, have previously been remitted to Purchaser;
                    (d) to pay to itself as servicing compensation (i) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (ii) the Servicing Fee and the LPMI Fee, if applicable, from that portion of any payment or recovery of interest on a particular Mortgage Loan;
                    (e) to pay to itself, with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 or 3.04, all amounts received but not distributed as of the date on which the related repurchase price is determined;
                    (f) to reimburse itself for any amounts deposited in the Custodial Account in error; and

                    (g) to clear and terminate the Custodial Account upon the termination of this Agreement.
               Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts. Countrywide shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts in the form of time deposit or demand accounts, which accounts shall be Eligible Accounts. Countrywide shall provide Purchaser with written evidence of the creation of such Escrow Account(s) upon the request of Purchaser.
               Countrywide shall deposit in the Escrow Account(s) on a daily basis, and retain therein, (a) all Escrow Payments collected on account of the Mortgage Loans, and (b) all Other Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property. Countrywide shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes in accordance with Section 4.07. Countrywide shall be entitled to retain any interest paid by the depository institution on funds deposited in the Escrow Account except interest on escrowed funds required by law to be paid to the Mortgagor. Countrywide shall pay Mortgagor interest on the escrowed funds at the rate required by law notwithstanding that the Escrow Account is non-interest bearing or the interest paid by the depository institution thereon is insufficient to pay the Mortgagor interest at the rate required by law.
               Section 4.07 Permitted Withdrawals From Escrow Account. Countrywide may, from time to time, withdraw funds from the Escrow Account(s) for the following purposes: (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, PMI Policy premiums, if applicable, and comparable items; (b) to reimburse Countrywide for any Servicing Advance made by Countrywide with respect to a related Mortgage Loan; provided, however, that such reimbursement shall only be made from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder; (c) to refund to the Mortgagor any funds as may be determined to be overages; (d) for transfer to the Custodial Account in accordance with the terms of this Agreement; (e) for application to restoration or repair of the Mortgaged Property; (f) to pay to Countrywide, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account; (g) to reimburse itself for any amounts deposited in the Escrow Account in error; or (h) to clear and terminate the Escrow Account on the termination of this Agreement.
               Section 4.08 Transfer of Accounts. Countrywide may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.
               Section 4.09 Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each Mortgage Loan, Countrywide shall maintain accurate records reflecting the status of (a) ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property; (b) primary mortgage insurance premiums; and (c) fire and hazard insurance premiums. Countrywide shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable using Escrow Payments which shall have been estimated and accumulated by Countrywide in amounts sufficient for such purposes. To the extent that the Mortgage does not provide for Escrow Payments, Countrywide shall determine that any such payments are made by the Mortgagor at the time they first become due. Countrywide assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills, irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments.
               Countrywide will maintain in full force and effect, a PMI Policy conforming in all respects to the description set forth in Section 3.02(v), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the LTV or the Updated LTV of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a LTV at origination in excess of 80%. Countrywide will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this

Agreement unless a replacement PMI Policy is obtained from and maintained with an insurer that is approved by an Agency. Countrywide shall not take any action that would result in non-coverage under any applicable PMI Policy of any loss that, but for the actions of Countrywide, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.16, Countrywide shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, Countrywide shall obtain a replacement PMI Policy as provided above.
               Unless otherwise provided in the related Purchase Confirmation, no Mortgage Loan has in effect as of the Closing Date any mortgage pool insurance policy or other credit enhancement, except for any PMI Policy, MIC or LGC and the insurance or guarantee relating thereto, as applicable (excluding such exception, the “Credit Enhancement”), and Countrywide shall not be required to take into consideration the existence of any such Credit Enhancement for the purposes of performing its servicing obligations hereunder. If Purchaser shall at any time after the related Closing Date notify Countrywide in writing of its desire to obtain any such Credit Enhancement, Purchaser and Countrywide shall thereafter negotiate in good faith for the procurement and servicing of such Credit Enhancement.
               Section 4.10 Maintenance of Hazard Insurance. Countrywide shall cause to be maintained, for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan or (b) the greater of (i) the unpaid principal balance of the Mortgage Loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Countrywide shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Administration program (or any successor thereto) with a generally acceptable insurance carrier and with coverage in an amount not less than the lesser of (x) the unpaid principal balance of the Mortgage Loan; (y) the maximum insurable value of the improvements securing such Mortgage Loan; or (z) the maximum amount of insurance which is available under the National Flood Insurance Reform Act of 1994. Countrywide shall also maintain on REO Property, (1) fire and hazard insurance with extended coverage in an amount that is not less than the maximum insurable value of the improvements that are a part of such property; (2) liability insurance; and (3) to the extent required and available under the National Flood Insurance Reform Act of 1994, flood insurance in an amount as provided above. Countrywide shall deposit in the Custodial Account all amounts collected under any such policies except (A) amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property and (B) amounts to be released to the Mortgagor in accordance with Countrywide’s normal servicing procedures. Purchaser understands and agrees that no earthquake or other additional insurance on property acquired in respect of the Mortgage Loan shall be maintained by Countrywide or Mortgagor. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Countrywide and shall provide for at least thirty (30) days prior written notice to Countrywide of any cancellation, reduction in the amount of coverage or material change in coverage. Countrywide shall not interfere with the Mortgagor’s freedom of choice in selecting either the insurance carrier or agent; provided, however, that Countrywide shall only accept insurance policies from insurance companies acceptable to an Agency and licensed to do business in the state wherein the property subject to the policy is located.
               Section 4.11 Maintenance of Mortgage Impairment Insurance. If Countrywide obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans issued by an issuer that has a Best rating of A:V, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, Countrywide shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. If such blanket policy contains a deductible clause and there shall not have been maintained on the related Mortgaged Property or REO Property an additional individual policy complying with Section 4.10, upon the occurrence of a loss that would have been covered by such individual policy, Countrywide shall deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage

Loans, Countrywide agrees to prepare and present, on behalf of Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.
               Section 4.12 Fidelity Bond; Errors and Omissions Insurance. If required by the Agencies, Countrywide shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy with responsible companies, with broad coverage of all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan who handle funds, money, documents or papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure Countrywide against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of its officers, employees and agents. Such Fidelity Bond shall also protect and insure Countrywide against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 shall diminish or relieve Countrywide from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by an Agency for an approved seller/servicer.
               Section 4.13 Title, Management and Disposition of REO Property.
                    (a) Title. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Countrywide for the benefit of Purchaser, or in the event Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person(s) as shall be consistent with an Opinion of Counsel obtained by Countrywide from an attorney duly licensed to practice law in the state where to REO Property is located. Any Person(s) holding such title other than Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of Purchaser.
                    (b) Management. Countrywide shall either itself or through an agent selected by Countrywide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account. Countrywide shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. Countrywide shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Credit File and copies thereof shall be forwarded by Countrywide to Purchaser within five (5) days of Purchaser’s request therefor. Countrywide shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as Countrywide deems to be in the best interest of Purchaser; provided, however, that Countrywide shall first obtain the prior consent of Purchaser before selling or agreeing to sell or renting any REO Property. With respect to each REO Property, Countrywide shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain an REO Account for the REO Properties in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by Countrywide to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner. Countrywide shall deposit or cause to be deposited, on a daily basis, in the REO Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of Countrywide. Countrywide shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the REO Account. On or before each Determination Date, Countrywide shall withdraw from the REO Account and deposit into the Custodial Account the net income from the REO Properties on deposit in the REO Account. Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Countrywide, Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Countrywide for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances and Servicing Fees.

                    (c) Disposition. Countrywide shall use reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title to such REO Property has been obtained, unless Countrywide determines, and gives an appropriate notice to Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is necessary to sell any REO Property, Countrywide shall, if requested by Purchaser, report monthly to Purchaser as to the progress being made in selling such REO Property.
                    Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in the best interest of Purchaser; provided, however, that Countrywide shall first obtain the prior consent of Purchaser before selling or agreeing to sell any REO Property. If as of the date title to any REO Property was acquired by Countrywide there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, Countrywide, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Countrywide as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 5.01.
               Section 4.14 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, Countrywide shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. Countrywide shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Countrywide shall promptly, upon written request therefor, deliver to Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by Countrywide or Purchaser that Countrywide has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Countrywide shall immediately deposit in the Custodial Account, from its own funds, the amount of any interest loss caused Purchaser thereby without reimbursement therefor.
               Section 4.15 Notification of Maturity Date. With respect to each Balloon Mortgage Loan, Countrywide shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.
               Section 4.16 Assumption Agreements. Countrywide shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that Countrywide shall not exercise any such right if prohibited from doing so by law or the terms of the Mortgage Note or if the exercise of such right would impair or threaten to impair any recovery under the related PMI Policy, if any. If Countrywide reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Countrywide shall enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 4.16, Purchaser authorizes Countrywide, with the prior written consent of the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.
               In connection with any such assumption or substitution of liability, Countrywide shall follow the underwriting practices and procedures employed by Countrywide for mortgage loans originated by Countrywide for its own account in effect at the time such assumption or substitution is made. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. Countrywide shall notify Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall, for all purposes, be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.
               Notwithstanding anything to the contrary contained herein, Countrywide shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that Countrywide may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 4.16, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.
               Section 4.17 Satisfaction of Mortgages and Release of Collateral Files. Upon the payment in full of any Mortgage Loan, or the receipt by Countrywide of a notification that payment in full will be escrowed in a manner customary for such purposes, Countrywide shall immediately notify Purchaser. Such notice shall include a statement to the effect that all amounts received or to be received in connection with such payment, which are required to be deposited in the Custodial Account pursuant to Section 4.04, have been or will be so deposited and shall request delivery to it of the portion of the Collateral File held by Purchaser. Upon receipt of such notice and request, Purchaser, or its designee, shall within five (5) Business Days release or cause to be released to Countrywide the related Collateral Documents and Countrywide shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.
               In the event Countrywide satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right Purchaser may have under the mortgage instruments, Countrywide, upon written demand, shall remit to Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Countrywide shall maintain the Fidelity Bond insuring Countrywide against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
               From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any PMI Policy, Purchaser shall, upon request of Countrywide and delivery to Purchaser, or Purchaser’s designee, of a servicing receipt signed by a Servicing Officer, release or cause to be released to Countrywide the portion of the Collateral File held by Purchaser or its designee. Pursuant to the servicing receipt, Countrywide shall be obligated to return to Purchaser the related Collateral File when Countrywide no longer needs such file, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Collateral File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of notice from Countrywide stating that such Mortgage Loan was liquidated and the funds have been deposited or will be deposited in the Custodial Account, Purchaser shall release Countrywide from its obligations under the related servicing receipt.
               Section 4.18 Servicing Compensation. As compensation for its services hereunder, Countrywide shall be entitled to withdraw from the Custodial Account, or to retain from interest payments on the Mortgage Loans, the amounts provided for as Servicing Fees. Additional servicing compensation in the form of assumption fees (as provided in Section 4.16), late payment charges, prepayment penalties or otherwise shall be retained by Countrywide to the extent not required to be deposited in the Custodial Account. Countrywide shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.
               Section 4.19 Prepayment Penalties. With respect to any Mortgage Loan that has a prepayment penalty contained in the related Mortgage Note, Countrywide shall enforce the terms of any such prepayment penalty and shall not waive the same unless (i) it reasonably believes that such enforcement would violate applicable law or (ii) the Transaction Documents provide otherwise.
ARTICLE V
PROVISIONS OF PAYMENTS AND REPORTS TO
PURCHASER
               Section 5.01 Distributions. On each Remittance Date, Countrywide shall distribute to Purchaser (a) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05; plus (b) all Monthly Advances, if any, that Countrywide is obligated to distribute pursuant to Section 5.03; minus (c) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate, collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (b), (c) and (d) above. With respect to any remittance received by Purchaser after the day on which such payment was due, Countrywide shall pay to Purchaser interest on any such late payment at an annual rate equal to the rate on overnight federal fund transactions as published by the Federal Reserve Bank of New York for the date such payment was due, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Countrywide to Purchaser on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment.
               Section 5.02 Periodic Reports to Purchaser.
                    (a) Monthly Reports. Not later than the fifth (5th) Business Day following the end of each month, Countrywide shall furnish to Purchaser a Mortgage Loan accounting report, as of the last Business Day of the previous month, documenting the Mortgage Loan payment activity on an individual Mortgage Loan basis. Such data shall be reported in order of loan number and shall contain the following information:
                         (i) the amount of each Monthly Payment that is received allocable to principal (including a separate breakdown of any Principal Prepayment and the date of such prepayment, any prepayment penalties or premiums and any interest on principal prepayment amounts remitted);
                         (ii) a trial balance, reported in order of loan number;
                         (iii) the amount of each Monthly Payment that is received allocable to interest and assumption fees;
                         (iv) the amount of servicing compensation received by Countrywide during the previous Due Period;
                         (v) the aggregate Stated Principal Balance of the Mortgage Loans;

                         (vi) the aggregate amount of any expenses reimbursed to Countrywide during the pervious Due Period; and
                         (vii) the number and aggregate Stated Principal Balance of all delinquent Mortgage Loans (including a separate breakdown for Mortgage Loans that are (a) delinquent thirty to fifty-nine days, (b) delinquent sixty to eighty-nine days, (c) delinquent ninety or more days, and (d) in foreclosure and Mortgage Loans that been foreclosed upon and REO Property has been acquired.
                    (b) Miscellaneous Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by Purchaser pursuant to a deed-in-lieu of foreclosure, Countrywide shall submit to Purchaser a liquidation report with respect to such Mortgaged Property, which report may be included with any other reports prepared by Countrywide and delivered to Purchaser pursuant to the terms and conditions of this Agreement. With respect to any REO Property, and upon the request of Purchaser, Countrywide shall furnish to Purchaser a statement describing Countrywide’s efforts during the previous month in connection with the sale of such REO Property, including any rental of such REO Property incidental to the sale thereof and an operating statement. Countrywide shall also provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return and as Purchaser may reasonably request from time to time. Purchaser agrees to pay for all reasonable out-of-pocket expenses incurred by Countrywide in connection with complying with any request made by Purchaser hereunder if such information is not customarily provided by Countrywide in the ordinary course of servicing mortgage loans similar to the Mortgage Loans.
                    (c) Tax Reports. Beginning with the calendar year following the year in which the Cut-off Date for the first Mortgage Loan Package purchased under the Agreement falls, Countrywide shall prepare and file, with respect to the Mortgage Loans, any tax forms, information statements or other filings for the previous tax year and subsequent tax years relating to the transactions contemplated by this Agreement and required to be delivered to any governmental taxing authority or Purchaser pursuant to any applicable law. In addition, Countrywide shall provide Purchaser with such information relating to the Mortgage Loans, as Purchaser may reasonably request from time to time, as is necessary for Purchaser to prepare its federal income tax return and as is reasonably available to Countrywide.
               Section 5.03 Monthly Advances by Countrywide. Not later than the close of business on the Business Day preceding each Remittance Date, Countrywide shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Countrywide, whether or not deferred pursuant to Section 5.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.
               Countrywide’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the last Monthly Payment due prior to the payment in full of the Mortgage Loan; (b) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan; or (c) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property. In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable.
               Section 5.04 Annual Statement as to Compliance. Countrywide shall deliver to Purchaser on or before May 31st of each year, beginning in the year following the Closing Date, an Officers’ Certificate stating, as to each signatory thereof, that (a) a review of the activities of Countrywide during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (b) to the best of such officers’ knowledge, based on such review, Countrywide has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Countrywide shall provide Purchaser with copies of such statements.
               Section 5.05 Annual Independent Certified Public Accountants’ Servicing Report. On or before May 31st of each year, beginning in the year following the Closing Date, Countrywide at its expense shall cause a firm of independent public accountants, which is a member of the American

Institute of Certified Public Accountants, to furnish a statement to Purchaser to the effect that such firm has examined certain documents and records relating to Countrywide’s servicing of mortgage loans of the same type as the Mortgage Loans, pursuant to this Agreement or servicing agreements substantially similar to this Agreement, and that, on the basis of such examination, conducted substantially in accordance with the Uniform Single Audit Program for Mortgage Bankers, such firm is of the opinion that Countrywide’s servicing has been conducted in compliance with this Agreement or such servicing agreements examined pursuant to this Section 5.05 except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. Countrywide shall provide Purchaser with copies of such statements.
               Section 5.06 Purchaser’s Access to Countrywide’s Records. Purchaser shall have access upon reasonable notice to Countrywide, during business hours or at such other times as might be reasonable under applicable circumstances, to any and all of the books and records of Countrywide that relate to the performance or observance by Countrywide of the terms, covenants or conditions of this Agreement, provided that such information is available to the public generally. Further, Countrywide hereby authorizes Purchaser, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers a Consolidated Statement of Operations of Countrywide, or its parent company, prepared by or at the request of Countrywide for the most recently completed three (3) fiscal years for which such a statement is available as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Countrywide also agrees to make available to any prospective purchaser, upon reasonable notice and during normal business hours, a knowledgeable financial or accounting officer for the purpose of answering questions respecting Countrywide’s ability to perform under this Agreement. Purchaser agrees to reimburse Countrywide for any out-of-pocket costs incurred by Countrywide in connection with its obligations under this Section 5.06
ARTICLE VI
COVENANTS BY COUNTRYWIDE
               Section 6.01 Additional Indemnification by Countrywide. In addition to the indemnification provided in Section 3.03(d), Countrywide shall indemnify Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that Purchaser may sustain in any way related to the failure of Countrywide to perform its obligations hereunder including its obligations to service and administer the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, Purchaser shall indemnify Countrywide and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Countrywide may sustain in any way related to (a) actions or inactions of Countrywide which were taken or omitted upon the instruction or direction of Purchaser, or (b) the failure of Purchaser to perform its obligations hereunder.
               Section 6.02 Third Party Claims. Countrywide and Purchaser shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Countrywide shall assume the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or Purchaser in respect of such claim. Purchaser shall promptly reimburse Countrywide for all amounts advanced by it pursuant to the preceding sentence except when as a result of such claim Countrywide is otherwise required to indemnify Purchaser pursuant to Section 3.03 or 6.01 hereof.
               Section 6.03 Merger or Consolidation of Countrywide. Countrywide shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans, and to perform its duties under this Agreement.

               Notwithstanding anything to the contrary contained herein, any Person into which Countrywide may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Countrywide shall be a party, or any Person succeeding to the business of Countrywide, shall be the successor of Countrywide hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by Purchaser, which consent shall not be unreasonably withheld, and shall be qualified to service mortgage loans on behalf of an Agency.
               Section 6.04 Limitation on Liability of Countrywide and Others. Neither Countrywide nor any of the officers, employees or agents of Countrywide shall be under any liability to Purchaser for any action taken, or for refraining from taking any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Countrywide or any such person against any breach of warranties or representations made herein, or the failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Countrywide and any officer, employee or agent of Countrywide may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. To the extent Purchaser records with the recording office or requires Countrywide to record an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, Purchaser agrees that Countrywide shall have no liability to Purchaser to the extent Countrywide fails to receive timely notice of any action with respect to the Mortgage or the related Mortgaged Property and/or the Purchaser fails to ensure that the proper department or person at Countrywide receives such notice. Countrywide shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that Countrywide may, with the consent of Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which Purchaser will be liable, and Countrywide shall be entitled to be reimbursed therefor from Purchaser upon written demand except when such expenses, costs and liabilities are subject to Countrywide’s indemnification under Section 3.03 or 6.01.
               Section 6.05 No Transfer of Servicing. Countrywide acknowledges that Purchaser acts in reliance upon Countrywide’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Countrywide shall not assign this Agreement or the servicing rights hereunder, without the prior written approval of Purchaser, which consent may not be unreasonably withheld.
ARTICLE VII
TERMINATION OF COUNTRYWIDE AS SERVICER
               Section 7.01 Termination Due to an Event of Default.
                    (a) Events of Default. Each of the following shall be an Event of Default by Countrywide if it shall occur and be continuing:
                    (i) any failure by Countrywide to remit to Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by Purchaser; or
                    (ii) failure on the part of Countrywide to duly observe or perform in any material respect any of the covenants or agreements on the part of Countrywide set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Countrywide by Purchaser; or
                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Countrywide and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or
                    (iv) Countrywide shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Countrywide or of or relating to all or substantially all of its property; or
                    (v) Countrywide shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
                    (vi) Countrywide fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where Mortgaged Properties are located or ceases to meet the qualifications of FNMA- or FHLMC-approved servicer; or
                    (vii) Countrywide attempts, without the consent of the Purchaser to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.
                    In case one or more Event of Default by Countrywide shall occur and shall not have been remedied, the Purchaser, by notice in writing to Countrywide may, in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Countrywide under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by Countrywide of such written notice, all authority and power of Countrywide under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in Purchaser. Upon written request from Purchaser, Countrywide shall prepare, execute and deliver, any and all documents and other instruments, placed in such successor’s possession all Credit Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at Countrywide’s sole expense. Countrywide agrees to cooperate with Purchaser in effecting the termination of Countrywide’s responsibilities and rights hereunder, including the transfer to Purchaser, for administration by it, of all cash amounts which shall at the time be credited by Countrywide to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.
                    (b) Waiver of Event of Default. Purchaser may waive any default by Countrywide in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
               Section 7.02 Termination by Other Means. The respective obligations and responsibilities of Countrywide shall terminate with respect to any Mortgage Loan Package upon the first to occur of: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property in such Mortgage Loan Package and the remittance of all funds due hereunder; (b) by mutual consent of Countrywide and Purchaser in writing.

ARTICLE VIII
MISCELLANEOUS
               Section 8.01 Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to Countrywide:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attn: Mr. Dave Sambol, Managing Director

(ii)	if to Purchaser:

To the address and contact set forth in the related Purchase Confirmation or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).
               Section 8.02 Sale Treatment. It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by Countrywide and not a pledge of the Mortgage Loans by Countrywide to Purchaser to secure a debt or other obligation of Countrywide. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on Countrywide’s business records, tax returns and financial statements. Accordingly, Countrywide and Purchaser shall each treat the transaction for federal income tax purposes as a sale by Countrywide, and a purchase by Purchaser, of the Mortgage Loans.
               Section 8.03 Exhibits. The Exhibits to this Agreement and each Trade Confirmation and Purchase Confirmation executed by Countrywide and Purchaser are hereby incorporated and made a part hereof and are an integral part of this Agreement.
               Section 8.04 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
                    (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
                    (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
                    (c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
                    (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
                    (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                    (f) the term “include” or “including” shall mean without limitation by reason of enumeration;
                    (g) reference to the Transaction Documents or any other document referenced herein shall include all exhibits, schedules or other supplements thereto.
               Section 8.05 Reproduction of Documents. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
               Section 8.06 Further Agreements. Countrywide shall execute and deliver to Purchaser and Purchaser shall be required to execute and deliver to Countrywide such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
               Section 8.07 Assignment of Mortgage Loans by Purchaser. Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package.
               Section 8.08 Conflicts with Purchase Confirmation. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of this Agreement and either the Trade Confirmation or Purchase Confirmation, the terms of the Trade Confirmation or Purchase Confirmation, as the case may be, shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the Trade Confirmation and the Purchase Confirmation, the terms of the Purchase Confirmation shall control.
               Section 8.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into and wholly performed within that state.
               Section 8.10 Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to an amendment to this Agreement which places each party in the same or as economic position as each party would have been in except for such invalidity.
               Section 8.11 Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Countrywide and Purchaser and the respective permitted successors and assigns of Countrywide and Purchaser. Except as specifically set forth in Section 8.07 above, Purchaser may not assign this Agreement to any Person without Countrywide’s prior written consent.

               Section 8.12 Confidentiality. Countrywide and Purchaser acknowledge and agree that the terms of the Transaction Documents shall be kept confidential and its contents will not be divulged to any party without the other party’s consent, except to the extent that it is appropriate for Countrywide and Purchaser to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies.
               Section 8.13 Entire Agreement. This Agreement and the related Trade Confirmation and Purchase Confirmation constitute the entire understanding between the parties hereto with respect to each Mortgage Loan Package and supersede all prior or contemporaneous oral or written communications regarding same. Countrywide and Purchaser understand and agree that no employee, agent or other representative of Countrywide or Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement or the related Trade Confirmation or Purchaser Confirmation. Neither this Agreement nor the Trade Confirmation nor the Purchase Confirmation shall be modified, amended or in any way altered except by an instrument in writing signed by both parties.
               Section 8.14 Nonsolicitation. Subject to the provisions set forth in this Section 8.14, from and after the date hereof, neither Countrywide nor any of its affiliates shall specifically target and solicit, by means of direct mail or telephonic or personal solicitation or by any other means, the Mortgagors to prepay such Mortgage Loans. Notwithstanding the foregoing, the following solicitations, if undertaken by Countrywide or any affiliate of Countrywide, shall not be prohibited under this Section 8.14: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) statement inserts, provided, however, that similar inserts are sent to the borrowers of other mortgage loans serviced by Countrywide; (iii) solicitations made in response to an inquiry from a Mortgagor relating to a payoff or information pertaining to a mortgage loan product; and (iv) solicitations made as a part of a campaign directed to all mortgagors with mortgage loans meeting certain defined parameters (other than parameters relating to the Mortgagors or Mortgage Loans specifically).
[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Countrywide and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

COUNTRYWIDE HOME LOANS, INC., as Countrywide

By	/s/ Michael W. Schloessmann Jr.

Michael W. Schloessmann Jr.
Vice President

RWT HOLDINGS, INC.,
as Purchaser

By	/s/ RWT HOLDINGS, INC.

Name:
Title:

Exhibit 10.1
EXHIBIT A
COLLATERAL DOCUMENTS
1.	Mortgage Note: The original Mortgage Note (or a lost note affidavit in a form acceptable to an Agency) bearing all intervening endorsements, endorsed “Pay to the order of ___, without recourse” and signed in the name of Countrywide by an authorized officer.

2.	Assignment of Mortgage: The original Assignment of Mortgage in blank.

3.	Guarantee: The original of any guarantee executed in connection with the Mortgage Note.

4.	Mortgage: The original Mortgage with evidence of recording thereon or, if such original Mortgage has not been returned to Countrywide on or prior to the Closing Date by the public recording office where such Mortgage has been delivered for recordation, a copy of such Mortgage certified by Countrywide to be a true and complete copy of the original Mortgage sent for recordation.

5.	Modifications: The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

6.	Intervening Assignments: The originals of all intervening assignments of Mortgage with evidence of recording thereon or, if any of such originals have not been returned to Countrywide on or prior to the Closing Date by the public recording office where such intervening assignment of Mortgage has been delivered for recordation, a certified true and correct copy of such intervening assignment of Mortgage sent for recordation.

7.	Title Policy: The original mortgagee title insurance policy (or the equivalent thereof with respect to any Mortgage Loan in which the related Mortgaged Property is located in a jurisdiction where such title insurance is not customarily provided) if such title insurance policy has been issued by the related title company on or prior to the Closing Date.

A-1

EXHIBIT B
FORM OF PURCHASE CONFIRMATION
[COUNTRYWIDE LETTERHEAD]
[DATE]
[PURCHASER]
[STREET ADDRESS]
[CITY, STATE AND ZIP]
Attn: [CONTACT, TITLE]
Re:    Purchase Confirmation
Gentlemen and Ladies:
This purchase confirmation (the “Purchase Confirmation”) between Countrywide Home Loans, Inc. (“Countrywide”) and [PURCHASER] (the “Purchaser”) sets forth our agreement pursuant to which Purchaser is purchasing, and Countrywide is selling, on a servicing-retained basis, those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”).
The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Mortgage Loan Purchase and Servicing Agreement dated as of [DATE], between Countrywide and Purchaser (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of Countrywide and Purchaser again makes, with respect to itself and each Mortgage Loan, as applicable, all of the covenants, representations and warranties made by each such party in the Agreement, except as the same may be amended by this Purchase Confirmation.
All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
1.	Assignment and Conveyance of Mortgage Loans. Upon Purchaser’s payment of the Purchase Proceeds in accordance with Section 2.08 of the Agreement, Countrywide shall sell, transfer, assign and convey to Purchaser, without recourse, but subject to the terms of the Purchase Confirmation and the Agreement, all of the right, title and interest of Countrywide in and to the Mortgage Loans, excluding the servicing rights relating thereto. Each Mortgage Loan shall be serviced by Countrywide pursuant to the terms of the Agreement.

2.	Defined Terms. As used in the Agreement, the following defined terms shall have meanings set forth below.
a.	Closing Date: [DATE].

[b. Missing Credit Documents: As set forth in Exhibit [B] hereto.]

[c. Pending Mortgage Loans: As set forth in Exhibit [C] hereto.]

d.	Purchase Proceeds: With respect to [the Mortgage Loans] [each Mortgage Loan] [the Mortgage Loans in each Segment], and as set forth in Exhibit [A] hereto, the sum of (a) the product of (i) the Cut-off Date Balance of [such Mortgage Loan] [such Mortgage Loans] [such Segment], and (ii) the purchase price percentage set forth in Exhibit [A] hereto for such [Mortgage Loan] [Mortgage Loans] [Segment], and (b) accrued interest from the Cut-off Date through the day prior to the Closing Date, inclusive.

e.	Servicing Fee Rate: [0.25%] [0.375%] [With respect to the period prior to the initial Interest Adjustment Date, [0.25]% and, thereafter, [0.375]%].
3.	Description of Mortgage Loans: Each Mortgage Loan complies with the specifications set forth below in all material respects.
a.	Loan Type: Each Mortgage Loan is a [Conventional] [Government] Mortgage Loan and a [Adjustable Rate] [Balloon] [Convertible] [Fixed Rate] Mortgage Loan.

[b. Index: On each Interest Adjustment Date, the applicable index rate shall be a rate per annum equal to [the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15] [the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market (LIBOR), as published [in the Wall Street Journal] [by FNMA] [the 11th District Cost of Funds as made available by the Federal Home Loan Bank] [the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Board of Governors of the Federal Reserve System in Statistical Release No. H.15 or a similar publication]. ]

c.	Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

d.	Underwriting Criteria: Each Mortgage Loan [was underwritten generally in accordance with the Seller’s credit underwriting guidelines in effect at the time such Mortgage Loan was originated] [conforms to the FNMA or FHLMC mortgage eligibility criteria and is eligible for sale to, and securitization by, FNMA or FHLMC] [conforms in all material respects to the GNMA mortgage eligibility criteria and is eligible for sale and securitization into a GNMA mortgage-backed security] [at the time of origination was underwritten to guidelines which are consistent with an institutional investor-quality mortgage loan].
Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

COUNTRYWIDE HOME LOANS, INC.		RWT HOLDINGS, INC.

By:		By:

	Michael W. Schloessmann Jr.		Name:
	Vice President		Title:

Exhibit A
to
Purchase Confirmation
Mortgage Loan Schedule
(attached)

Exhibit B
to
Purchase Confirmation
Calculation of Purchase Proceeds
(attached)]

EXHIBIT C
CONTENTS OF CREDIT FILE
1.	Copies of Collateral Documents.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income.

5.	Verification of acceptable evidence of source and amount of downpayment.

6.	Credit report on the Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedules in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements.

12.	If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales contract, if applicable.

14.	Insurance premium receipts, ledger sheets, insurance claim files, correspondence, current and historical computerized data files and all other processing, underwriting and closing papers and records developed or originated by Countrywide or others, required to qualify the Mortgage Loan.

15.	FNMA Form 1040, or its equivalent.

C-1

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
(the “Agreement”)
between
COUNTRYWIDE HOME LOANS, INC.
(“Countrywide”)
and
RWT HOLDINGS, INC.
(“Purchaser”)
dated as of
April 1, 1998
Conventional
Residential Mortgage Loans
(SERVICING RETAINED)

AMENDMENT NUMBER ONE
to the
MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT,
dated as of April 1, 1998,
between
COUNTRYWIDE HOME LOANS INC.,
and
RWT HOLDINGS, INC.
     This AMENDMENT NUMBER ONE (this “Amendment”) is made as of February 27, 2004, between Countrywide Home Loans, Inc., (the “Seller”) and RWT Holdings, Inc., (the “Purchaser”), to the Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 1998 (as may be amended or supplemented from time to time, the “Agreement”) between the Purchaser and the Seller, as otherwise amended.
RECITALS
     WHEREAS, the Seller and the Purchaser hereto desire to amend the Agreement subject to the terms and conditions of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.
     SECTION 2. Amendments.
   (A) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by inserting after the definition of Closing Date the following definition for Code:
     “Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.”
   (B) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by deleting the definition of Determination Date and replacing it with the following:
     “Determination Date: The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.”
   (C) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by deleting the definition of Eligible Account and replacing it with the following:
     “Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of

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which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to any Rating Agency. Eligible Accounts may bear interest.”
  (D) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by inserting after the definition of Other Insurance Proceeds the following definition for Pass-Through Transfer:
     “Pass-Through Transfer: As defined in Section 8.15(a)(ii).”
   (E) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by inserting after the definition of Rating Agency the following definition for REMIC and REMIC Provisions:
     “REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC which appear at the Section 860A through 860 G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.”
   (F) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by deleting the definition of Remittance Date:
     “Remittance Date: The eighteenth (18th) day of any month, beginning with the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such 18th day.”
   (G) Effective as of February 19, 2004, Article I of the Agreement is hereby amended by inserting after the definition of Other Insurance Proceeds the following:
     “Whole Loan Transfer: As defined in Section 8.15(a)(i).”
   (H) Effective as of February 19, 2004, Section 3.02 of the Agreement is modified by deleting the word “and” at the end of Section 3.02(oo), deleting the period at the end of Section 3.02(pp) and replacing it with “;” and inserting the following:
     “(qq) To the best of Countrywide’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; to the best of Countrywide’s knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and to the best of Countrywide’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. And to the best of Countrywide’s knowledge, there does not exist on the related Mortgage

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Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;
     (rr) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;
     (ss) None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, or “covered”, loans under and in violation of any other applicable state, federal or local law;
     (tt) No Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act; and
     (uu) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, which became effective November 27, 2003.”
   (I) Effective as of February 19, 2004, Section 3.03(c) shall be amended by inserting as the third paragraph therein the following:
               “In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a defective Mortgage Loan pursuant to this Section 3.03, require that Countrywide deliver an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.”
   (J) Effective as of February 19, 2004, Section 4.01 shall be amended by deleting the first sentence of the second paragraph and replacing it with the following:
               “In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Purchaser; provided, however, that Countrywide shall not (a) permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), result in the denial of coverage under a PMI Policy, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan (b) with respect to any Mortgage Loan for which any payment due remains delinquent for a period of 90 days or more, make any other modifications, or (c) accept substitute or additional collateral, or release any collateral, for a Mortgage Loan without Purchaser’s prior written consent.
   (K) Effective as of February 19, 2004, Section 4.01 shall be amended by inserting as the third paragraph therein the following:

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               “Notwithstanding anything to the contrary in the this Agreement, Countrywide shall not make or permit any modification, waiver or amendment of any term of a Mortgage Loan that could cause any REMIC holding such Mortgage Loan to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or 860G(d) of the Code on any REMIC holding such Mortgage Loan.”
   (L) Effective as of February 19, 2004, Section 4.03(a) shall be amended by deleting it in its entirety and replacing it with the following:
“(a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by Purchaser, taking into account, among other things, the timing of foreclosure proceedings. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, Countrywide shall (a) act in the best interests of the Purchaser, and such action may include the commencement of foreclosure proceedings, (b) commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Countrywide shall notify the Purchaser in writing of Countrywide’s intention to do so, and Countrywide shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice, and (c) respond to reasonable inquiries of the Purchaser with respect to the Mortgage Loan or related REO Property. The Purchaser may instruct Countrywide to commence foreclosure proceedings on any Mortgage Loan for which any payment remains delinquent for a period of 120 days or more. If Countrywide has commenced foreclosure proceedings, it shall promptly notify the Purchaser and thereafter periodically advise the Purchaser of the status of the foreclosure proceedings and follow the Purchaser’s instructions in connection therewith. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.”
   (M) Effective as of February 19, 2004, Section 4.13(c) shall be amended by deleting the first sentence of the second paragraph in its entirety and replacing it with the following:
               “Subject to Section 4.03, each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in the best interest of Purchaser; provided, however, that Countrywide shall first obtain the prior consent of Purchaser before selling or agreeing to sell any REO Property.”
   (N) Effective as of February 19, 2004, Section 4.13(c) shall be amended by inserting as the third and fourth paragraph therein with the following:
               “The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the

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arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Purchaser shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Purchaser or Countrywide shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, Countrywide shall report monthly to the Purchaser as to progress being made in selling such REO Property.
               Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject to the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless Countrywide has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.”
   (O) Effective as of February 19, 2004, Article IV of the Agreement shall be amended by inserting the following:
               “Section 4.20 Compliance with REMIC Provisions. If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Countrywide shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless Countrywide has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”
   (P) Effective as of February 19, 2004, Section 5.03 shall be amended by deleting the first sentence of the second paragraph in its entirety and replacing it with the following:
               “Countrywide’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (a) the repurchase of the Mortgage Loan by Countrywide pursuant to Section 3.03, or; (b) the Remittance Date following the ultimate liquidation of the Mortgage Loan and the related REO Property. In no event shall Countrywide be obligated to make an advance under this Section 5.03 if at the time of such advance it reasonably determines that such advance will be unrecoverable.”
   (Q) Effective as of February 19, 2004, Article VIII of the Agreement shall be amended by inserting the following:

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               “Section 8.15 Reconstitution of Mortgage Loans.
               (a) Countrywide acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect either:
                         (i) one or more sales of the Mortgage Loans as whole loan transfers (each, a “Whole Loan Transfer”); and/or
                         (ii) one or more sales of the Mortgage Loans as public or private pass-through transfers (each, a “Pass-Through Transfer”), provided that no such transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package including the initial Purchaser.
               (b) With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may, Countrywide agrees:
                         (i) to reasonably cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in mandatory meetings with rating agencies, bond insurers and such other parties as may be necessary and as the Purchaser shall reasonably designate and participating in mandatory meetings with prospective purchasers of the Mortgage Loans or interests therein and providing necessary information as reasonably requested by such purchasers;
                         (ii) to execute all necessary agreements reasonably required to be executed by Countrywide in connection with such Pass-Through Transfer or Whole Loan Transfer (including a mutually acceptable assignment assumption and recognition agreement) provided that any such agreements be consistent with the terms hereof and impose no greater duties, liabilities or obligations upon Countrywide or provide any lower benefits to Countrywide than those set forth herein and provided that Countrywide is given an opportunity to review and reasonably negotiate in good faith the content of any such agreements;
                         (iii) to reasonably deliver to the Purchaser and to any Person designated by the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding Countrywide, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser and necessary for such Whole Loan Transfer or Pass-Through Transfer, and which Countrywide are capable of providing without unreasonable effort or expense, and to indemnify the Purchaser for material misstatements or omissions contained in such information; and
                         (iv) to reasonably deliver to the Purchaser, and to any Person designated by the Purchaser, such required legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably and mutually determined by the Purchaser and Countrywide to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser and Countrywide, it being understood that the cost of any opinions of outside counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the sole responsibility of the Purchaser.

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               (c) The Purchaser shall reimburse Countrywide for any and all expenses, costs and fees incurred by Countrywide in response to any requests for information or assistance under this Section.”
     SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
     SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
     SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

COUNTRYWIDE HOME LOANS, INC.

/s/ COUNTRYWIDE HOME LOANS, INC.
By:

Name:
Title:

RWT HOLDINGS, INC.

/s/ RWT HOLDINGS, INC.
By:

Name:
Title:

9

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
For
Mortgage Loan Purchase and Servicing Agreement
     THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of December 15, 2005 (the “Assignment”), is entered into among RWT Holdings, Inc. (the “Assignor”), Countrywide Home Loans, Inc., as the seller (the “Seller”), Countrywide Home Loans Servicing L.P., as the servicer (“Servicer”), and DLJ Mortgage Capital, Inc. (the “Assignee”).
RECITALS
     WHEREAS, RWT Holdings, Inc. (“RWT”) and the Seller have entered into a certain Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 1998 (the “Mortgage Loan Purchase and Servicing Agreement”), as amended by the Amendment Number One to such agreement dated February 27, 2004 (the “Amendment Number One,” and together with the Mortgage Loan Purchase and Servicing Agreement, the “Purchase and Servicing Agreement”), attached as Exhibit I hereto and pursuant to the Purchase Confirmation(s) and Trade Confirmation(s) issued under the Purchase and Servicing Agreement and listed in Appendix A hereto (the “Purchase Confirmation(s)” and “Trade Confirmation(s),” respectively and together with the Purchase and Servicing Agreement, the “Agreements”) RWT acquired from the Seller certain Mortgage Loans (the “Mortgage Loans”); and
     WHEREAS, the Seller and the Servicer entered into an Assignment Agreement dated January 1, 2001, whereby Seller assigned to Servicer its rights and obligations as servicer under the Purchase and Servicing Agreement, and Servicer has agreed to service the Mortgage Loans according to the provisions of the Purchase and Servicing Agreement; and
     WHEREAS, the Assignor has agreed to sell, assign and transfer to Assignee all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) listed on the mortgage loan schedule attached as Exhibit II hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Purchase and Servicing Agreement with respect to the Specified Mortgage Loans, and the Servicer agreed to service such Specified Mortgage Loans; and
     WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

     1. Assignment and Assumption.
          (a) Effective on and as of the date hereof, the Assignor hereby sells, pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights and obligations provided under the Purchase and Servicing Agreement to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledge such assignment and assumption.
          (b) The Assignor is the sole owner of record and holder of each Specified Mortgage Loans and the indebtedness evidenced by the related Mortgage Note. Immediately prior to the transfer and assignment to the Assignee on the date hereof, each Specified Mortgage Loan, including the related Mortgage Note and the related Mortgage, were not subject to an assignment or pledge, and the Assignor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell each Specified Mortgage Loan to the Assignee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Specified Mortgage Loan and following the sale of the Specified Mortgage Loan, the Assignee will own such Specified Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.
     2. Recognition of the Assignee.
     From and after the date hereof, the Seller and the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Purchaser, as defined in the Purchase and Servicing Agreement, with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Purchase and Servicing Agreement (as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Purchase and Servicing Agreement are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
     3. Amendment to the Purchase and Servicing Agreement.
     The Purchase and Servicing Agreement is hereby amended as set forth in Appendix B hereto with respect to the Specified Mortgage Loans.
     4. Representations and Warranties.
          (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Purchase and Servicing Agreement or this Assignment.

          (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.
          (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     5. Continuing Effect.
     Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with their terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 8.15 of the Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
     6. Governing Law.
     This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.
     7. Notices.
     Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
RWT Holdings, Inc.
One Belvedere Place, Suite 310
Mill Valley, CA 94941
Attn:
DLJ Mortgage Capital, Inc.
Eleven Madison Avenue, 4th Floor
New York, NY 10010
Attn:
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Purchase and Servicing Agreement.
     8. Counterparts.
     This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

     9. Definitions.
     Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

RWT HOLDINGS, INC.

/s/ RWT HOLDINGS, INC.
By:

Name:

Title:

ASSIGNEE:

DLJ MORTGAGE CAPITAL, INC.

/s/ DLJ MORTGAGE CAPITAL, INC.
By:

Name:

Title:

SELLER:

COUNTRYWIDE HOME LOANS, INC.

/s/ COUNTRYWIDE HOME LOANS, INC.
By:

Name:

Title:

SERVICER:

COUNTRYWIDE HOME LOANS SERVICING, L.P.

By, Countrywide GP, Inc., its general partner

/s/ COUNTRYWIDE GP, INC.
By:

Name:

Title:

APPENDIX A

Purchase Confirmation(s) Dates	Trade Confirmation(s) Dates
11/29/05

APPENDIX B
     1. The definition of “Servicing Fee Rate” is revised to read as follows:
     “Servicing Fee Rate: With respect to any Mortgage Loan, a rate per annum, equal to 0.250% prior to the            initial Interest Adjustment Date, and thereafter 0.375%.”
     2. Section 3.02 is hereby revised to delete the “and” at the end of Section 3.02(tt), deleting the period at the end of Section 3.02(uu) and replacing it with a “;” and adding the following representations and warranties to the end of such section:
     “(vv) No Mortgage Loan which is secured by property located in the State of New Mexico is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act, which became effective January 1, 2004;
     (ww) No Mortgage Loan which is secured by property located in the State of Kentucky is a “High-Cost Home Loan” as defined in the Kentucky House Bill 287, which became effective June 24, 2003;
     (xx) No Mortgage Loan that is secured by property located in the State of Illinois is a “High-Risk Home Loan” as defined in the Illinois High Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); and none of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et. seq.);
     (yy) No Mortgage Loan which is secured by property located in the Commonwealth of Massachusetts is a “High Cost Home Loan” as defined in Part 40 and Part 32.00 et seq. and 209 C.M.R. Sections 40.01 et seq., which became effective March 22, 2001.
3. Section 4.01 shall be amended by deleting the first sentence of the second paragraph and replacing it with the following:
               “In accordance with the terms of this Agreement, Countrywide may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Purchaser.”
4. Section 4.03(a) shall be amended by deleting it in its entirety and replacing it with the following:
               “(a) Foreclosure. Countrywide shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide shall use reasonable efforts to realize upon defaulted Mortgage Loans, in such manner as will maximize the receipt of principal and interest by Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage,

Countrywide shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Countrywide through PMI Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. Countrywide shall notify Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by Countrywide and delivered to Purchaser pursuant to the terms and conditions of this Agreement. Countrywide shall be responsible for all costs and expenses incurred by it in any foreclosure proceedings; provided, however, that it shall be entitled to reimbursement thereof from proceeds from the related Mortgaged Property.”
5. Section 4.13(c) shall be amended by deleting the first sentence of the second paragraph in its entirety and replacing it with the following:
               Each REO Disposition shall be carried out by Countrywide at such price and upon such terms and conditions as Countrywide deems to be in the best interest of Purchaser.

APPENDIX C
REGULATION AB COMPLIANCE ADDENDUM
TO ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
(SERVICING-RETAINED)
     This Regulation AB Compliance Addendum (this “Reg AB Addendum”), is dated as of December 15, 2005, by and among DLJ Mortgage Capital, Inc. (“Purchaser”), Countrywide Home Loans, Inc. (“Seller”) and Countrywide Home Loans Servicing L.P. (the “Servicer”), to that certain Assignment, Assumption and Recognition Agreement, dated as of December 15, 2005, by and among RWT Holdings, Inc., the Seller, the Servicer., and the Purchaser (as amended, modified or supplemented, the “Agreement”).
WITNESSETH
     WHEREAS, the Seller, the Servicer and the Purchaser have agreed to adopt an addendum to the Agreement to reflect the intention of the parties to comply with Regulation AB.
     NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Seller, the Servicer and the Purchaser hereby agree as follows:
ARTICLE I
DEFINED TERMS
     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:
     Commission: The United States Securities and Exchange Commission.
     Company Information: As defined in Section 10.07(a)(i)(A).
     Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     Master Servicer: With respect to a Securitization Transaction, the “master servicer”, if any, identified by the Purchaser and identified in related transaction documents.
     Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x)

originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Seller to the Designated Guidelines at the time such Mortgage Loans were acquired by the Seller; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iii) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller or the Mortgage Loans purchased by the Seller substantially complied with the Designated Guidelines.
     Reconstitution: Any Securitization Transaction or Whole Loan Transfer.
     Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Specified Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 8.15 of the Mortgage Loan Purchase and Servicing Agreement. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Specified Mortgage Loans.
     Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     Securities Act: The Securities Act of 1933, as amended.
     Securitization Transaction. Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Specified Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Specified Mortgage Loans.
     Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Specified Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Specified Mortgage Loans under the direction or authority of the Servicer or a Subservicer.
     Subservicer: Any Person that services Specified Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.
     Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Specified Mortgage Loans acquired by the Seller.
10. Compliance With Regulation AB.
     10.01. Intent of the Parties; Reasonableness.
     The Assignee, the Seller and the Servicer acknowledge and agree that the purpose of Section 10 of this Agreement is to facilitate compliance by the Assignee and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Assignee nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller and the Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff or otherwise or reasonable advice of counsel acceptable to the Assignee and the Seller and the Servicer agree to negotiate in good faith with the Assignee or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller and the Servicer shall cooperate fully with the Assignee to deliver to the Assignee (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Assignee or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer, any Subservicer, any Third-Party Originator and the Specified Mortgage Loans, or the servicing of the Specified Mortgage Loans, necessary in order to effect such compliance.
     The Assignee agrees that it will cooperate with the Seller and Servicer and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Assignee will make all reasonable efforts to limit requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.
     10.02. Additional Representations and Warranties of the Seller and the Servicer.
     (a) Each of the Seller and Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any

Depositor under Section 10.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller and the Servicer are not aware and have not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller or Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Specified Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.
     (b) If so requested by the Assignee or any Depositor on any date following the date on which information is first provided to the Assignee or any Depositor under Section 10.03, each of the Seller and the Servicer shall, use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.
     Section 10.03. Information to Be Provided by theSeller and the Servicer.
     In connection with any Securitization Transaction the Seller and the Servicer, as applicable, shall (i) use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days, following request by the Assignee or any Depositor, provide to the Assignee and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section 10.03, and (ii) as promptly as practicable following notice to or discovery by the Seller or Servicer, provide to the Assignee and any Depositor (as required under Regulation AB) the information specified in paragraph (d) of this Section 10.03.
     (a) If so requested by the Assignee or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Specified Mortgage Loans (including as an acquirer of Specified Mortgage Loans from a Qualified Correspondent, if applicable), or (ii) as applicable, each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

     (A) the originator’s form of organization;
     (B) to the extent material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Specified Mortgage Loans; if material, information regarding the size and composition of the originator’s origination portfolio; and information that may be material, to an analysis of the performance of the Specified Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Specified Mortgage Loans and such other information as the Assignee or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;
     (C) a description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Seller, each Third-Party Originator, as applicable, and each Subservicer; and
     (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Assignee or any Depositor in writing within in ten days in advance of such Securitization Transaction:
(1)   the sponsor;
(2)   the depositor;
(3)   the issuing entity;
(4)   any servicer;
(5)   any trustee;
(6)   any originator;
(7)   any significant obligor;
(8)   any enhancement or support provider; and
(9)   any other material transaction party.
     (b) If so requested by the Assignee or any Depositor and as Required under Regulation AB, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Specified Mortgage Loans, as reasonably identified by the Assignee as provided below) originated by (i) the Seller, if the Seller is an originator of Specified Mortgage Loans (including as an acquirer of Specified Mortgage Loans from a Qualified Correspondent, if applicable), and/or (ii) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Assignee or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Assignee or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.
     If so requested by the Assignee or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Assignee or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Assignee or such Depositor and the Seller may mutually agree upon as reliant on the Static Pool Information, which may include, by way of example, any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Assignee or such Depositor.
     (c) If reasonably requested by the Assignee or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Specified Mortgage Loans, and each Subservicer (each Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:
     (A) the Servicer’s form of organization;
     (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Specified Mortgage Loans and information on factors related to the Servicer that may be material, to any analysis of the servicing of the Specified Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:
(1) whether any prior securitizations of mortgage loans of a type similar to the Specified Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Assignee or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;
     (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Specified Mortgage Loans;
     (D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;
     (E) information regarding advances made by the Servicer on the Specified Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;
     (F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Specified Mortgage Loans;
     (G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and
     (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.
     (d) If reasonably requested by the Assignee or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, each of the Seller and the Servicer, as applicable, shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (i) notify the Assignee and any

Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller, the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Assignee and any Depositor a description of such proceedings, affiliations or relationships.
     (e) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Assignee and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Assignee and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Assignee or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.
     (f) In addition to such information as the Servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Assignee or Depositor, and to the extent permitted by applicable law, the Servicer shall provide such information which is reasonably available to the Servicer without unreasonable effort or expense, regarding the performance or servicing of the Specified Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.
     (g) If reasonably requested by the Assignee or any Depositor, the Seller and the Servicer shall provide to the Assignee or any Depositor, such additional information as they may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller or Servicer or its performance hereunder.
     Section 10.04. Servicer Compliance Statement.
     On or before March 5 of each calendar year, commencing in 2007, the Servicer shall deliver to the Assignee, any Master Servicer and any Depositor a statement of compliance addressed to the Assignee and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
     Section 10.05. Report on Assessment of Compliance and Attestation.

     (a) On or before March 5 of each calendar year, commencing in 2007, the Servicer shall:
     (i) deliver to the Assignee, any Master Servicer and any Depositor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Assignee and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria as specified on the form of certification attached as Exhibit III hereto.
     (ii) deliver to the Assignee and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 10.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Assignee and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and
     (iv) deliver to the Assignee and any Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction in the form attached hereto as Exhibit IV.
The Servicer acknowledges that the party identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
     (b) Each assessment of compliance provided by a Subservicer pursuant to Section 10.05(a)(i) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit III hereto delivered to the Assignee concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 10.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 10.06.
     Section 10.06. Use of Subservicers and Subcontractors.
     The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any related Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.
     (a) It shall not be necessary for the Servicer to seek the consent of the Assignee or any Depositor to the utilization of any Subservicer. If required by Regulation AB, after reasonable notice from the Assignee of the parties involved in the Assignee’s Securitization Transaction, the Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Assignee and any Depositor to comply with the provisions of this Section and with Sections 10.02, 10.03(c) and (e), 10.04, 10.05 and 10.07 of this Agreement, and to provide the information required with respect to such Subservicer under Section 10.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Assignee and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 10.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 10.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 10.05 as and when required to be delivered.
     (b) It shall not be necessary for the Servicer to seek the consent of the Assignee or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Assignee of the parties involved in the Assignee’s Securitization Transaction, the Servicer shall promptly upon request provide to the Assignee and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are Participating Entities, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (ii) of this paragraph.
     The Servicer shall cause any such Participating Entity used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 10.05 and 10.07 2(e) of this Agreement. The Servicer shall be responsible for obtaining from each Participating Entity and delivering to the Assignee and any Depositor assessment of compliance and attestation required to be delivered by such Participating Entity under Section 10.05, in each case as and when required to be delivered.
     Section 10.07. Indemnification; Remedies.
     (a) Each of the Seller and the Servicer shall indemnify the Assignee and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; the Master Servicer, each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and any affiliated broker/dealer directly involved in the Securitization Transaction; and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
     (i)(A) any untrue statement of a material fact contained or alleged to be contained in any written information, written report, certification or other material provided under this Agreement by or on behalf of the Seller or Servicer, as applicable, or provided under this Agreement by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;
     (ii) any failure by the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including the failure to by the Servicer to identify pursuant to Section 10.06(b) any Participating Entity; or
     (iii) any breach by the Seller or the Servicer, as applicable, of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section 10.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer, as applicable, of a representation or warranty in a writing furnished pursuant to Section 10.02(b) to the extent made as of a date subsequent to such closing date; or
     (iv) the gross negligence of the Servicer, in connection with its performance under Section 10.04 or Section 10.05 of this Regulation AB Addendum.
     This indemnification shall survive the termination of this Agreement or any party to this Agreement.
     In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller or the Servicer, as applicable, shall promptly reimburse the Assignee, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, Servicer, any Subservicer, any Participating Entity or any Third-Party Originator.
(b) (i) Any failure by the Seller or the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification,

accountants’ letter or other material when and as required under this Agreement, which continues unremedied for nine (9) Business Days after receipt by the Seller or the Servicer, as applicable, and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Assignee or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Seller or the Servicer, as applicable, under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Servicer; provided, however it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.
     (ii) Any failure by the Servicer, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Section 10.04 or 10.05, including any failure by the Servicer to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Assignee or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided, however it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.
     (iii) The Servicer shall promptly reimburse the Assignee (or any designee of the Assignee, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Assignee (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Specified Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Servicer, the Assignee or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(c) The Assignee agrees to indemnify and hold harmless the Seller, the Servicer, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information.
[Signature Page Follows]
     IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

DLJ MORTGAGE CAPITAL, INC.,
as Purchaser

By:	/s/ DLJ MORTGAGE CAPITAL, INC.
Name:
Title:

COUNTRYWIDE HOME LOANS, INC.
as Seller

By:	/s/ COUNTRYWIDE HOME LOANS, INC.
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP,
as Servicer

By: Countrywide GP, Inc., its general partner

By:	/s/ COUNTRYWIDE GP, INC.
Name:
Title:

EXHIBIT I

EXHIBIT II

Exhibit 10.1
EXHIBIT III
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”

Applicable
Servicing Criteria		Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Applicable
Servicing Criteria		Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X

Applicable
Servicing Criteria		Servicing Criteria
Reference	Criteria

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT IV
FORM OF ANNUAL CERTIFICATION
     Re:  The [     ] agreement dated as of [    ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]
     I, ______, the ___of [NAME OF SERVICER], certify to [the Assignee], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Servicer on Exhibit III of the related Assignment, Assumption and Recognition Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicing Information”);
     (2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;
     (3) Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];
     (4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and
     (5) The Compliance Statement required to be delivered by the Servicer pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
By:
Name:
Title:

COUNTRYWIDE — SEQUQIA TO TRUSTEE: RWT
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
For
Mortgage Loan Purchase and Servicing Agreement
     THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of February 1, 2006 (the “Assignment”), is entered into among Sequoia Residential Funding, Inc. (the “Assignor”), Countrywide Home Loans, Inc., as the seller (the “Seller”), Countrywide Home Loans Servicing L.P., as the servicer (“Servicer”), and U.S. Bank National Association (“U.S. Bank”) as Trustee under a Pooling and Servicing Agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among the Assignor, as Depositor, U.S. Bank (in such Trustee capacity, the “Assignee”) and Wells Fargo Bank, N. A., as Master Servicer (the “Master Servicer”) and Trust Administrator.
RECITALS
     WHEREAS, DLJ Mortgage Capital, Inc. (“DLJ”) and RWT Holdings, Inc. (“RWT”) entered into an Assignment, Assumption and Recognition Agreement dated December 15, 2005 (the “AAR”) whereby DLJ acquired from RWT certain mortgage loans (the “Mortgage Loans”) governed by the Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 1998 between Seller and Assignee (the “Mortgage Loan Purchase and Servicing Agreement”), as amended by the Amendment Number One to such agreement dated February 27, 2004 between Seller and Assignee (the “Amendment Number One,” and together with the AAR and the Mortgage Loan Purchase and Servicing Agreement, the “Agreements”); and
     WHEREAS, the Seller and the Servicer entered into an Assignment Agreement dated January 1, 2001, whereby Seller assigned to Servicer its rights and obligations as servicer under the Agreements, and Servicer agreed to service the Mortgage Loans according to the provisions of the Mortgage Loan Purchase and Servicing Agreement and the Amendment Number One; and
     WHEREAS, DLJ has previously sold, assigned and transferred to RWT all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Agreements with respect to the Specified Mortgage Loans; and
     WHEREAS, RWT has previously sold, assigned and transferred all of its right, title and interest in the Specified Mortgage Loans and certain rights under the Agreements with respect to the Specified Mortgage Loans to the Assignor; and

6

     WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
     1. Assignment and Assumption.
          (a) Effective on and as of the date hereof, the Assignor hereby pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights (but none of the Purchaser’s, as defined in the Purchase and Servicing Agreement, obligations) provided under the Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledge such assignment and assumption.
          (b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.
     2. Recognition of the Assignee.
     From and after the date hereof, subject to Section 3 below, the Seller and the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Purchaser, as defined in the Purchase and Servicing Agreement, with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements (as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
     3. Amendment to the Agreements.
     The Agreements are hereby amended as set forth in Appendix B hereto with respect to the Specified Mortgage Loans.
     4. Representations and Warranties.
          (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreements or this Assignment.
          (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

7

          (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
          5. Continuing Effect.
     Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with their terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 8.15 of the Mortgage Loan Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
     6. Governing Law.
     This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.
     7. Notices.
     Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA 94941
U.S. Bank National Association
Corporate Trust Services – EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Agreements.
     8. Counterparts.
     This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

8

     9. Definitions.
     Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.
     10. Master Servicer.
     The Seller and the Servicer hereby acknowledge that the Assignee has appointed Wells Fargo Bank, N. A. to act as Master Servicer under the Pooling and Servicing Agreement and hereby agree to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Purchaser as defined in and granted under the Agreements to enforce the obligations of the Servicer thereunder.
     11. Pooling and Servicing Agreement.
     Each of the parties hereto hereby acknowledges that as of the date hereof the Specified Mortgage Loans will be securitized under the Pooling and Servicing Agreement which is attached hereto as Exhibit II.
     12. Waiver.
     The Assignor hereby waives its rights to indemnification under Section 6.01 of the Purchase and Servicing Agreement for failure of the Seller or Servicer to perform its obligations in accordance with Section 3 of this Assignment. Notwithstanding the foregoing, the Seller or Servicer, as applicable, shall continue to indemnify and hold harmless the Assignor and the Assignee, against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Assignor and the Assignee may sustain in any way related to any material misstatement or omission, gross negligence, bad faith or willful misconduct of the Seller or Servicer, as applicable, in connection with complying with Section 3 of this Assignment.
     13. Indemnification.
     Notwithstanding anything to the contrary, the Assignor shall indemnify the Seller and the Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller and Servicer may sustain in any way related to (a) actions or inactions of the Seller or the Servicer which were taken or omitted upon the instruction or direction of the Assignor and/or Assignee, or (b) the failure of the Assignor or Assignee to perform its obligations under this Assignment and the Agreement.
[remainder of page intentionally left blank]

9

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

SEQUOIA RESIDENTIAL FUNDING, INC.

/s/ SEQUOIA RESIDENTIAL FUNDING, INC.
By:

Name:

Title:

ASSIGNEE:

U.S. BANK NATIONAL ASSOCIATION

/s/ U.S. BANK NATIONAL ASSOCIATION
By:

Name:

Title:

SELLER:

COUNTRYWIDE HOME LOANS, INC.

/s/ COUNTRYWIDE HOME LOANS, INC.
By:

Name:

Title:

SERVICER:

COUNTRYWIDE HOME LOANS SERVICING, L.P.

/s/ COUNTRYWIDE HOME LOANS SERVICING, L.P.
By:

Name:

Title:

10

EXHIBIT I

EXHIBIT II

APPENDIX A

Purchase Confirmation(s) Dates	Trade Confirmation(s) Dates

APPENDIX B
[Some of the deal specific provisions have been deleted because they are already included in the
December 15, 2005 AAR among DLJ Mortgage Capital, Inc., RWT Holdings, Inc. , Countrywide Home
Loans, Inc. and Countrywide Home Loans Servicing LP (the “December AAR”). That December AAR also contains the required Reg AB provisions.
     1. Section 5.02(a) of the Agreements is hereby deleted in its entirety and replaced with the following:
          “Section 5.02 Periodic Reports to Purchaser
               (a) Monthly Reports. Not later than the fifth (5th) Business Day following the end of each month, Countrywide shall furnish to Purchaser a Mortgage Loan accounting report, as of the last Business Day of the previous month, documenting the Mortgage Loan payment activity on an individual Mortgage Loan basis. Such data shall be reported in substantially the same form as, and providing the information described in, Exhibit D hereto; or as otherwise mutually agreed to by Countrywide and the Master Servicer. In addition, Countrywide agrees to provide to the Master Servicer any other data with respect to the Mortgage Loans as may reasonably be required to enable the Master Servicer to perform its obligations under the Pooling and Servicing Agreement.”

Exhibit 10.1
EXHIBIT D
Standard File Layout — Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20

LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10

BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11

NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_RATE	The servicer’s fee rate for a loan as reported by the Servicer.	4	Max length of 6	6

SERV_FEE_AMT	The servicer’s fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6

ACTL_BEG_PRIN_BAL	The borrower’s actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11

ACTL_END_PRIN_BAL	The borrower’s actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11

BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower’s next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10

SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10

CURT_ADJ___AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10

CURT_ADJ___AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10

CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

PIF_AMT	The loan “paid in full” amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10

			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

Column Name	Description	Decimal	Format Comment	Max Size
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11

LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11

SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11

SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY___AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11

PREPAY_PENALTY___WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11